Exhibit 24.1

Power of Attorney

WHEREAS, SunCoke Energy, Inc., a Delaware corporation (the “Registrant”) intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 relating to the registration of shares of the Company’s common stock, par value $0.01 (the “Registration Statement”) to be issued under the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan, to participating employees of the Registrant and its subsidiaries.

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and/or directors of the Registrant hereby appoints and constitutes Michael G. Rippey, Fay West and Katherine T. Gates, and each of them, severally, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including post-effective amendments, thereto, and all other documents and instruments in any way incidental or necessary therewith (including, without limitation, any registration statements filed pursuant to General Instruction E to Form S-8), and cause the same to be filed with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents , and each of them, the full power and authority to perform each and every act and thing requisite and/or desirable to be done in connection therewith, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his, or her, substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed by the undersigned, in identical counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this third day of May, 2018.

Signature	Title

/s/ Michael G. Rippey
Michael G. Rippey	President and Chief Executive Officer
(Principal Executive Officer)

/s/ Fay West
Fay West	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Allison S. Lausas
Allison S. Lausas	Vice President and Controller (Principal Accounting Officer)

/s/ Andrew D. Africk
Andrew D. Africk	Director

/s/ Alvin Bledsoe
Alvin Bledsoe	Director

/s/ Peter B. Hamilton
Peter B. Hamilton	Director

/s/ Susan R. Landahl
Susan R. Landahl	Director

/s/ Robert A. Peiser
Robert A. Peiser	Director

/s/ John W. Rowe
John W. Rowe	Director

/s/ James E. Sweetnam
James E. Sweetnam	Director